[GRAPHIC]

GALAXY PRIME SHARES

THE GALAXY FUND


PROSPECTUS
February 28, 2002



GALAXY ASSET ALLOCATION FUND

GALAXY GROWTH AND INCOME FUND

GALAXY EQUITY GROWTH FUND

GALAXY INTERNATIONAL EQUITY FUND

GALAXY PAN ASIA FUND

GALAXY SMALL CAP VALUE FUND

GALAXY HIGH QUALITY BOND FUND


PRIME A SHARES AND PRIME B SHARES

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.


[LOGO] GALAXY FUNDS

CONTENTS


   1     RISK/RETURN SUMMARY

   1     Introduction
   2     Galaxy Asset Allocation Fund
   8     Galaxy Growth and Income Fund
  13     Galaxy Equity Growth Fund
  18     Galaxy International Equity Fund
  24     Galaxy Pan Asia Fund
  31     Galaxy Small Cap Value Fund
  36     Galaxy High Quality Bond Fund
  42     Additional information about risk

  43     FUND MANAGEMENT

  45     HOW TO INVEST IN THE FUNDS

  45     How sales charges work
  47     Buying, selling and exchanging shares
  48     HOW TO BUY SHARES
  49     HOW TO SELL SHARES
  49     HOW TO EXCHANGE SHARES
  49     OTHER SHAREHOLDER SERVICES
  49     OTHER TRANSACTION POLICIES

  51     DIVIDENDS, DISTRIBUTIONS AND TAXES

  53     FINANCIAL HIGHLIGHTS

RISK/RETURN SUMMARY

INTRODUCTION

THIS PROSPECTUS describes Prime A Shares and Prime B Shares of the Galaxy Asset Allocation Fund, Galaxy Growth and Income Fund, Galaxy Equity Growth Fund, Galaxy International Equity Fund, Galaxy Pan Asia Fund, Galaxy Small Cap Value Fund and Galaxy High Quality Bond Fund.

On the following pages, you'll find important information about each Fund, including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective

-    the main risks associated with an investment in the Fund

- the Fund's past performance measured on both a year-by-year and long-term basis

-    the fees and expenses that you will pay as an investor in the Fund.

THE FUNDS' INVESTMENT ADVISER

Fleet Investment Advisors Inc., which is referred to in this prospectus as the ADVISER, is the investment adviser for all of these Funds.

AN INVESTMENT IN THE FUNDS ISN'T A BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

GALAXY ASSET ALLOCATION FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks a high total return by providing both a current level of income that is greater than that provided by the popular stock market averages, as well as long-term growth in the value of the Fund's assets.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund aims to provide income that is higher than the average income provided by stocks included in popular stock market indices. The Adviser interprets "popular stock market indices" to mean the Dow Jones Industrial Average of 30 major companies and the Standard & Poor's 500 Composite Stock Price Index (commonly referred to as the S&P 500). Due to the Fund's expenses, however, net income paid to you may be less than the average income provided by these indices. The Fund also seeks long-term growth in the value of its assets. The Adviser attempts to achieve these goals and reduce risk by allocating the Fund's assets among short-term debt securities, common stocks, preferred stocks and bonds.

The Fund seeks a mix of stocks and bonds that will produce both income and long-term capital growth. This mix will change from time to time as a result of economic and market conditions. However, the Fund keeps at least 25% of its total assets in fixed income investments, including debt securities and preferred stocks, at all times.

Debt securities purchased by the Fund will be of investment grade quality, which means that they will have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or will be unrated securities determined by the Adviser to be of comparable quality. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

In selecting portfolio securities for the Fund, the Adviser's investment policy committee develops an economic outlook and sets guidelines for the industries and sectors in which the Fund should invest. In selecting equity securities, the Adviser favors stocks with long-term growth potential that are expected to outperform their peers over time. The Adviser also forecasts the direction and degree of change in long-term interest rates to help in the selection of fixed income securities.

The Fund will sell a security when, as a result of changes in the economy, the Adviser determines it appropriate to revise the allocation of the Fund's

[SIDENOTE]
CURRENT INCOME

Current income includes both dividends from stocks and interest income from fixed income securities, after deducting Fund expenses.

assets between stocks and bonds. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND
Because the Fund invests a significant amount of its assets in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The value of fixed income investments such as bonds are affected by movements in interest rates. Bond prices tend to fall when interest rates rise and to rise when interest rates fall.

- CREDIT RISK - The value of fixed income investments also depends on the ability of an issuer to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its securities will decline. Debt securities which have the lowest of the top four ratings assigned by S&P or Moody's have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain fixed income investments held by the Fund to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- PORTFOLIO COMPOSITION - The level of risk could increase if a larger percentage of the Fund is invested in one particular asset class, such as stocks or bonds. However, asset allocation funds are generally less volatile than portfolios that contain only stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher brokerage commissions and other transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Prime A Shares of the Fund has varied from year to year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1999      7.42%
2000      1.96%
2001     -8.24%

[SIDENOTE]

BEST QUARTER 7.30% for the quarter ending December 31, 1999
WORST QUARTER -8.19% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to broad-based market indices. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                       SINCE
                                                         1 YEAR    INCEPTION
------------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                             -13.28%         0.28%   (11/1/98)
Prime A Shares After Taxes on Distributions             -13.89%        -1.12%   (11/1/98)
Prime A Shares After Taxes on Distributions
and Sale of Fund Shares                                  -8.09%        -0.19%   (11/1/98)
Prime B Shares                                          -13.46%         0.49%   (11/1/98)
S&P 500 (reflects no deduction
for fees, expenses or taxes)                            -11.88%         2.68%   (since 10/31/98)
DJIA (reflects no deduction
for fees, expenses or taxes)                             -7.10%         4.98%   (since 10/31/98)

[SIDENOTE]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

The Dow Jones Industrial Average (DJIA) is an unmanaged price-weighted average based on the "price only" performance of 30 blue chip stocks.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                                   MAXIMUM SALES CHARGE (LOAD)             MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                            ON PURCHASES SHOWN             SHOWN AS A % OF THE OFFERING PRICE OR
                                  AS A % OF THE OFFERING PRICE                     SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------------------
Prime A Shares                                          5.50%(1)                                          None(2)
Prime B Shares                                           None                                            5.00%(3)


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                                                DISTRIBUTION                                 TOTAL FUND
                                         MANAGEMENT              AND SERVICE                 OTHER             OPERATING
                                                FEES            (12b-1) FEES              EXPENSES              EXPENSES
---------------------------------------------------------------------------------------------------------------------------
Prime A Shares                                0.75%(4)                0.25%(5)              0.38%(4)              1.38%(4)
Prime B Shares                                0.75%(4)                1.00%(5)              0.28%                 2.03%(4)

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Funds - How sales charges work."
(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.74%. The Fund's transfer agent is waiving a portion of its fees (which are included in Other expenses) for Prime A Shares so that Other expenses for Prime A Shares are expected to be 0.37%. Total Fund operating expenses after these waivers are expected to be 1.36% for Prime A Shares and 2.02% for Prime B Shares. These fee waivers can be revised or discontinued at any time.
(5) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average daily net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Fund's average daily net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Prime B Shares convert to Prime A Shares after eight years
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                   1 YEAR           3 YEARS           5 YEARS           10 YEARS
--------------------------------------------------------------------------------
Prime A Shares       $683              $963            $1,264             $2,116
Prime B Shares       $706              $937            $1,293             $2,196

If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:

Prime B Shares         $206              $637            $1,093             $2,192

[SIDENOTE]
PORTFOLIO MANAGERS

The Fund's portfolio managers are Donald Jones, a Vice President of the Adviser, and David Lindsay, CFA, a Senior Vice President of the Adviser. They are primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Jones has managed the equity portion of the Fund's portfolio, including determining the allocation of the Fund's assets between equities and fixed income investments, since May of 1995. He has been with the Adviser and its predecessors since 1977. Mr. Lindsay has managed the fixed income portion of the Fund since January of 1997. He has been with the Adviser and its predecessors since 1986.

GALAXY GROWTH AND INCOME FUND

THE FUND'S INVESTMENT OBJECTIVE
The Fund seeks to provide a relatively high total return through long-term capital appreciation and current income.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 65% of its total assets in the common stocks of U.S. companies with large market capitalizations (generally over $2 billion) that the Adviser believes offer above-average growth and dividends. The Adviser focuses on growth stocks which are believed to be attractively priced relative to expectations for the future performance of the issuing company. The Adviser also seeks a current yield greater than that of the S&P 500, although not all Fund investments will pay dividends.

The Fund will sell a portfolio security when, as a result of changes in the economy, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the issuer of the security.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund carries the following main risk:

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

[SIDENOTE]
MARKET CAPITALIZATION

A company's market capitalization is the price of a share of its stock, multiplied by the number of shares held by investors.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Prime A Shares of the Fund has varied from year to year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1999      6.99%
2000      3.86%
2001     -5.85%

[SIDENOTE]
BEST QUARTER 11.38% for the quarter ending December 31, 2001
WORST QUARTER -13.65% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                             SINCE
                                                          1 YEAR         INCEPTION
--------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                              -11.00%              3.04% (11/1/98)
Prime A Shares After Taxes on Distributions              -11.62%              1.34% (11/1/98)
Prime A Shares After Taxes on Distributions
and Sale of Fund Shares                                   -6.17%              2.29% (11/1/98)
Prime B Shares                                           -11.08%              3.32% (11/1/98)
S&P 500 (reflects no deduction
for fees, expenses or taxes)                             -11.88%              2.68% (since 10/31/98)

[SIDENOTE]
The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                             MAXIMUM SALES CHARGE (LOAD)    MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                      ON PURCHASES SHOWN    SHOWN AS A % OF THE OFFERING PRICE OR
                            AS A % OF THE OFFERING PRICE            SALE PRICE, WHICHEVER IS LESS
-------------------------------------------------------------------------------------------------
Prime A Shares                                      5.50%(1)                                None(2)
Prime B Shares                                      None                                   5.00%(3)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                                 DISTRIBUTION                        TOTAL FUND
                               MANAGEMENT         AND SERVICE            OTHER        OPERATING
                                     FEES        (12b-1) FEES         EXPENSES         EXPENSES
--------------------------------------------------------------------------------------------
Prime A Shares                     0.75%(4)            0.25%(5)          0.22%         1.22%(4)
Prime B Shares                     0.75%(4)            1.00%(5)          0.25%         2.00%(4)

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Funds - How sales charges work."
(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.73%. Total Fund operating expenses after this waiver are expected to be 1.20% for Prime A Shares and 1.98% for Prime B Shares. This fee waiver may be revised or discontinued at any time.
(5) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average daily net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Fund's average daily net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Prime B Shares convert to Prime A Shares after eight years
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                            1 YEAR           3 YEARS           5 YEARS           10 YEARS
--------------------------------------------------------------------------------------------
Prime A Shares                $667              $916            $1,183             $1,946
Prime B Shares                $703              $927            $1,278             $2,126

If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:


Prime B Shares                $203              $627            $1,078             $2,126

[SIDENOTE]
PORTFOLIO MANAGER

The Fund's portfolio manager is Gregory M. Miller, a Vice President of the Adviser since 1996. He's been primarily responsible for the day-to-day management of the Fund's investment portfolio since July 1998. Before that, Mr. Miller assisted his predecessor in managing the Fund for seven years. He joined the Adviser in 1985.

GALAXY EQUITY GROWTH FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in a broadly diversified portfolio of equity securities, primarily common stocks and securities that can be converted into common stocks. The Fund invests mainly in the securities of U.S. issuers, but may invest up to 20% of its assets in foreign securities.

The Fund invests mainly in companies which the Adviser believes will have faster earnings growth than the economy in general. The Adviser looks for large-capitalization companies (generally over $2 billion) in growing industries, focusing on technological advances, good product development, strong management and other factors which support future growth. The Adviser seeks out companies that have a history of strong earnings growth and are projected to continue a similar pattern of growth over the next three to five years.

The Fund will sell a security if there is an adverse change in the projected earnings growth of the company issuing the security. A security will also be sold when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund carries the following risks:

- CONVERTIBLE SECURITIES - Securities that can be converted into common stock, such as certain debt securities and preferred stock, are subject to the usual risks associated with fixed income investments, such as interest rate risk and credit risk. In addition, because they react to changes in the value of the equity securities into which they will convert, convertible securities are also subject to stock market risk.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and

[SIDENOTE]
GROWTH STOCKS

Growth stocks offer strong revenue and earnings potential, and accompanying capital growth, with generally less dividend income than value stocks.

     political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- Selection of investments - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Prime A Shares of the Fund has varied from year to year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1999      26.02%
2000      -1.44%
2001     -18.80%

[SIDENOTE]
BEST QUARTER 17.80% for the quarter ending December 31, 1999
WORST QUARTER -17.16% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                       SINCE
                                                    1 YEAR          INCEPTION
-----------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                        -23.25%             2.49%   (11/1/98)
Prime A Shares After Taxes on Distributions        -23.25%             0.77%   (11/1/98)
Prime A Shares After Taxes on Distributions
and Sale of Fund Shares                            -14.16%             2.06%   (11/1/98)
Prime B Shares                                     -23.49%             2.89%   (11/1/98)
S&P 500 (reflects no deduction
for fees, expenses or taxes)                       -11.88%             2.68%   (since 10/31/98)

[SIDENOTE]

The S&P 500 is an unmanaged index that tracks the performance of 500 widely held common stocks listed on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P 500 is heavily weighted with the stocks of large companies.

FEES AND EXPENSES OF THE FUND

The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                         MAXIMUM SALES CHARGE (LOAD)              MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                  ON PURCHASES SHOWN             SHOWN AS A % OF THE OFFERING PRICE OR
                        AS A % OF THE OFFERING PRICE                     SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------
Prime A Shares                                5.50%(1)                                          None(2)
Prime B Shares                                  None                                           5.00%(3)


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND's ASSETS)

                                           DISTRIBUTION                                  TOTAL FUND
                    MANAGEMENT              AND SERVICE                 OTHER            OPERATING
                           FEES            (12b-1) FEES              EXPENSES              EXPENSES
------------------------------------------------------------------------------------------------------
Prime A Shares           0.75%(4)                0.25%(5)               0.16%                1.16%(4)
Prime B Shares           0.75%(4)                1.00%(5)               0.23%                1.98%(4)

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Funds - How sales charges work."
(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.71%. Total Fund operating expenses after this waiver are expected to be 1.12% for Prime A Shares and 1.94% for Prime B Shares. This fee waiver may be revised or discontinued at any time.
(5) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average daily net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Fund's average daily net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.

[SIDENOTE]
PORTFOLIO MANAGER

The Fund's portfolio manager is Robert G. Armknecht, CFA, an Executive Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Armknecht has been with the Adviser and its predecessors since 1988 and has been the Fund's portfolio manager since it began operations in 1990.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Prime B Shares convert to Prime A Shares after eight years
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                     1 YEAR           3 YEARS          5 YEARS         10 YEARS
-------------------------------------------------------------------------------
Prime A Shares         $662              $898           $1,153           $1,881
Prime B Shares         $701              $921           $1,268           $2,094


If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:

Prime B Shares        $201              $621           $1,068           $2,094

GALAXY INTERNATIONAL EQUITY FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 75% of its total assets in the equity securities of foreign issuers. At all times, the Fund's assets will be invested in companies located in at least three different foreign countries. Normally, no more than 20% of the Fund's assets will be invested in companies located in countries with emerging economies or emerging securities markets. The Fund emphasizes larger established companies, although it may invest in companies of any size. The Fund may engage in transactions for the purpose of hedging its portfolio, such as options, futures and foreign currencies.

The Sub-Adviser's investment process begins with a fundamental analysis of companies, including both bottom-up and top-down factors. Bottom-up analysis includes a thorough understanding of a company's prospects as reflected in its operating cash flow, including industry cycle, capital requirements, growth opportunities and financial structure. Top-down factors are incorporated into the Sub-Adviser's analysis of a company. For example, the Sub-Adviser considers how interest rates and currency may impact prospective cash flow and earnings. Country and market risks, both of which are critically important, are embodied in interest rates, which are the basis for risk-adjusting the Sub-Adviser's return expectations for individual companies. In this way, the Sub-Adviser arrives at a risk-adjusted return potential for each company analyzed, which then gives the Sub-Adviser the basis for comparing investment opportunities across developed and emerging markets.

The Fund will sell a security if it has achieved its performance objective, if fundamentals change performance expectations, or if alternative investments provide potentially more attractive returns.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. U.S. and foreign stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

[SIDENOTE]
SUB-ADVISER

The Adviser has appointed Oechsle International Advisors, LLC as Sub-Adviser to assist it in the day-to-day management of the Fund's investment portfolio.

In addition, the Fund carries the following main risks:

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- EMERGING MARKETS - The risks associated with foreign investments are heightened when investing in emerging markets. The governments and economies of emerging market countries feature greater instability than those of more developed countries. Such investments tend to fluctuate in price more widely and to be less liquid than other foreign investments.

- COUNTRY RISK - The Fund may invest 25% or more of its assets in the securities of companies located in one country. When the Fund invests a high percentage of its assets in a particular country, the Fund will be especially susceptible to factors affecting that country.

- CURRENCY EXCHANGE - Although the Fund usually makes investments that are sold in foreign currencies, it values its holdings in U.S. dollars. If the U.S. dollar rises compared to a foreign currency, the Fund loses on the currency exchange.

- HEDGING - The Fund may invest in derivatives, such as options, futures and foreign currencies, to hedge against market risk or the currency risk of its foreign investments. There's no guarantee hedging will always work. It can also prevent the Fund from making a gain if markets move in the opposite direction to the hedge.

- SELECTION OF INVESTMENTS - The Adviser and Sub-Adviser evaluate the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

[SIDENOTE]
DERIVATIVES

A derivative is an investment whose value is based on or derived from the performance of other securities or interest or currency exchange rates or indices. Derivatives are considered to carry a higher degree of risk than other types of securities.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Prime A Shares of the Fund has varied from year to year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1999       41.55%
2000      -20.11%
2001      -27.34%

[SIDENOTE]
BEST QUARTER 24.43% for the quarter ending December 31, 1999
WORST QUARTER -18.43% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to broad-based market indices. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangement's such as 401(k) plans or individual retirement accounts.

                                                                                               SINCE
                                                                           1 YEAR           INCEPTION
------------------------------------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                                               -31.35%              -4.96%  (11/1/98)
Prime A Shares After Taxes on Distribution                                -31.76%              -6.87%  (11/1/98)
Prime A Shares After Taxes on Distributions
and Sale of Fund Shares                                                   -19.10%              -3.89%  (11/1/98)
Prime B Shares                                                            -31.20%              -4.57%  (11/1/98)
MSCI EAFE Index (reflects no deduction
for fees, expenses or taxes)                                              -21.44%              -2.09%  (since 10/31/98)
MSCI All Country World ex U.S. Index(1)
(reflects no deduction for fees, expenses or taxes)                       -19.50%              -0.78%  (since 10/31/98)

(1) The Fund has changed its benchmark index to the MSCI All Country World ex U.S. Index because this Index includes companies that better represent the composition of the Fund's portfolio than the MSCI EAFE Index.

[SIDENOTE]
The Morgan Stanley Capital International Europe, Australasia and Far East (MSCI
EAFE) Index is an unmanaged index which tracks the performance of selected equity securities in Europe, Australia and the Far East.

The Morgan Stanley Capital International (MSCI) All Country World ex U.S. Index is an unmanaged index of global stock performance which includes developed and emerging markets but excludes the U.S.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                         MAXIMUM SALES CHARGE (LOAD)              MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                  ON PURCHASES SHOWN             SHOWN AS A % OF THE OFFERING PRICE OR
                        AS A % OF THE OFFERING PRICE                     SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------
Prime A Shares                               5.50%(1)                                          None(2)
Prime B Shares                                  None                                          5.00%(3)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                         DISTRIBUTION                         TOTAL FUND
                       MANAGEMENT         AND SERVICE           OTHER         OPERATING
                              FEES       (12b-1) FEES        EXPENSES           EXPENSES
------------------------------------------------------------------------------------------------------
Prime A Shares              0.88%(4)           0.25%(5)         0.64%             1.77%(4)
Prime B Shares              0.88%(4)           1.00%(5)         0.31%             2.19%(4)

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Funds - How sales charges work."
(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.63%. Total Fund operating expenses after this waiver are expected to be 1.52% for Prime A Shares and 1.94% for Prime B Shares. This fee waiver may be revised or discontinued at any time.
(5) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average daily net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Fund's average daily net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

 -    you invest $10,000 for the periods shown
 -    you reinvest all dividends and distributions in the Fund
 -    you sell all your shares at the end of the periods shown
 -    your investment has a 5% return each year
 -    your Prime B Shares convert to Prime A Shares after eight years
 -    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                          1 YEAR           3 YEARS          5 YEARS         10 YEARS
------------------------------------------------------------------------------------
Prime A Shares              $720            $1,077           $1,457           $2,519
Prime B Shares              $722              $985           $1,375           $2,418

If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:

Prime B Shares              $222              $685           $1,175           $2,418

[SIDENOTE]
PORTFOLIO MANAGERS

The Fund's portfolio managers are Singleton Dewey Keesler, Jr. and Kathleen Harris, CFA. They are primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Keesler is Chief Investment Officer and portfolio manager/research analyst with the Sub-Adviser. He has been associated with the Sub-Adviser and its predecessor since 1986. Ms. Harris has been a portfolio manager at the Sub-Adviser and its predecessor since January of 1995. She was previously portfolio manager and investment director for the State of Wisconsin Investment Board. Mr. Keesler and Ms. Harris have co-managed the Fund since August of 1996.

GALAXY PAN ASIA FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks capital appreciation.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 65% of its total assets in the common stocks of companies located in or whose principal activities are in Asia and the Pacific Basin. These countries may include Hong Kong, India, Indonesia, Japan, Malaysia, the People's Republic of China, the Philippines, Republic of Korea, Singapore, Taiwan and Thailand. In determining where a company's principal activities are located, the Adviser will consider its country of organization, the principal trading market for its stocks, the source of its revenues and the location of its assets. The Fund emphasizes investments in the developed countries of the region (i.e., Hong Kong, Japan, and Singapore). However, it may also invest in companies located in emerging markets. The Fund will invest mainly in large and medium-sized companies, although it may invest in companies of any size. The Fund may invest 25% or more of its assets in the securities of companies located in one country, and currently intends to invest at least 50% of its assets in securities of companies located in Japan. The Fund may use derivatives for both hedging and speculative purposes.

The Sub-Adviser determines how much to invest in each country by looking at factors such as prospects for economic growth, expected inflation levels, government policies and the range of available investment opportunities. The Sub-Adviser uses a rigorous bottom-up approach, recognizing that individual companies can do well even in an industry or economy that is not performing well. The Sub-Adviser emphasizes intensive research and stockpicking as the means to identify undervalued stocks in the Asian markets. The investment process is based on a disciplined and systematic approach to identifying under-priced securities. Fundamental parameters that are value- and/or growth-oriented are used to screen the stock universe to identify companies that are likely to outperform. Regular company visits are an intrinsic part of the process. Top-down macro analysis, i.e., the process of looking at economic and political trends in the region and then selecting countries and industries that should benefit from those trends, and market valuation are used to support asset allocation decisions. Quantitative tools are used to help identify and manage exposure to different risk factors.

The Fund will sell a security if, as a result of changes in the economy of a particular country or the Asian and Pacific Basin region in general, the Sub-Adviser believes that holding the security is no longer consistent with the Fund's investment objective. A security may also be sold as a result of a deterioration in the performance of the security or in the financial condition of the company that issued the security.

[SIDENOTE]
SUB-ADVISER

The Adviser has appointed UOB Global Capital LLC as Sub-Adviser to assist it in the day-to-day management of the Fund's investment portfolio.

THE MAIN RISKS OF INVESTING IN THE FUND

Because the Fund invests primarily in stocks, it is subject to MARKET RISK. Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. U.S. and foreign stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund carries the following main risks:

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- EMERGING MARKETS - The risks associated with foreign investments are heightened when investing in emerging markets. The governments and economies of emerging market countries feature greater instability than those of more developed countries. Such investments tend to fluctuate in price more widely and to be less liquid than other foreign investments.

- REGIONAL RISK - Because the Fund invests primarily in the stocks of companies located in Asia and the Pacific Basin, the Fund is particularly susceptible to events in that region. Events in any one country may impact the other countries or the region as a whole. As a result, events in the region will generally have a greater effect on the Fund than if the Fund were more geographically diversified.

- COUNTRY RISK - When the Fund invests a high percentage of its assets in a particular country, the Fund will be especially susceptible to factors affecting that country. In particular, you should know that the Japanese economy faces several concerns, including: a financial system with a significant amount of nonperforming loans; high debt on corporate balance sheets; a structurally changing labor market, under which the traditional concept of lifetime employment is at odds with the increasing need for labor mobility; and changing corporate governance models. Japan is heavily dependent on international trade and has been adversely affected by trade tariffs and other protectionist measures.

- CURRENCY EXCHANGE - Although the Fund usually makes investments that are sold in foreign currencies, it values its holdings in U.S. dollars. If the U.S. dollar rises compared to a foreign currency, the Fund loses on the currency exchange.

- SMALL COMPANIES RISK - Small companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- DERIVATIVES - The Fund may invest in derivatives, such as options, futures and foreign currencies, to hedge against market risk or the currency risk of its foreign investments or to seek to increase total return. There's no guarantee the use of derivatives for hedging will always work. It can also prevent the Fund from making a gain if markets move in the opposite direction to the hedge. To the extent that a derivative is not used as a hedge, losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows the performance of Prime A Shares during the last calendar year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.


[CHART]

2001      -19.36%

BEST QUARTER 9.98% for the quarter ending December 31, 2001
WORST QUARTER -16.76% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to broad-based market indices and a composite index calculated by the Fund's administrator. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                                    SINCE
                                                              1 YEAR            INCEPTION
------------------------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                                  -23.77%               -26.14%  (9/1/00)

Retail A Shares After Taxes on Distributions                 -23.77%               -26.39%  (9/1/00)

Retail A Shares After Taxes on Distributions
and Sale of Fund Shares                                      -14.48%               -20.83%  (9/1/00)

Prime B Shares                                               -24.44%               -26.56%  (9/1/00)

MSCI Japan Index (reflects no deduction
for fees, expenses or taxes)                                 -29.40%                -3.62%  (since 8/31/00)

MSCI All Country Far East Free ex Japan Index
(reflects no deduction for fees, expenses or taxes)           -2.08%                 3.35%  (since 8/31/00)

Composite Index (reflects no deduction
for fees, expenses or taxes)                                 -15.74%               -26.67%  (since 8/31/00)

[SIDENOTE]
The Morgan Stanley Capital International (MSCI) Japan Index is an unmanaged index generally representative of the stock market of Japan.

The Morgan Stanley Capital International (MSCI) All Country Far East Free ex Japan Index tracks emerging and developed markets including China, Hong Kong, Indonesia, Korea, Malaysia, the Philippines, Singapore, Taiwan and Thailand, but excluding Japan.

The Composite Index consists of a 50% weighting in the MSCI Japan Index and 50% weighting in the MSCI All Country Far East Free ex Japan Index, as calculated by the Fund's administrator.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                    MAXIMUM SALES CHARGE (LOAD)              MAXIMUM DEFERRED SALES CHARGE (LOAD)
                             ON PURCHASES SHOWN             SHOWN AS A % OF THE OFFERING PRICE OR
                   AS A % OF THE OFFERING PRICE                     SALE PRICE, WHICHEVER IS LESS
---------------------------------------------------------------------------------------------------
Prime A Shares                           5.50%(1)                                           None(2)
Prime B Shares                             None                                            5.00%(3)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                            DISTRIBUTION                                  TOTAL FUND
                     MANAGEMENT              AND SERVICE                 OTHER            OPERATING
                            FEES            (12b-1) FEES              EXPENSES              EXPENSES
------------------------------------------------------------------------------------------------------
Prime A Shares            1.20%(5)                0.25%(4)             13.61%(5)             15.06%(5)
Prime B Shares            1.20%(5)                1.00%(4)             13.62%(5)             15.82%(5)

(1) Reduced sales charges may be available. See "How to invest in the Fund - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Fund - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Fund - How sales charges work."
(4) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Fund's average net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.
(5) The Adviser and the Fund's transfer agent have agreed to waive fees and reimburse expenses so that Total Fund operating expenses do not exceed 2.04% and 2.80% for Prime A Shares and Prime B Shares, respectively. These waivers and reimbursements may be revised or discontinued at any time.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Prime B Shares convert to Prime A Shares after eight years
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                          1 YEAR           3 YEARS          5 YEARS         10 YEARS
------------------------------------------------------------------------------------
Prime A Shares            $1,902            $4,211           $6,078           $9,332
Prime B Shares            $1,996            $4,321           $6,229           $9,384

If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:

Prime B Shares            $1,496            $4,021           $6,029           $9,384

[SIDENOTE]

PORTFOLIO MANAGER
The Fund's portfolio manager is Janet Liem, who joined United Overseas Bank Group (UOB) in 1993 and who has been a portfolio manager with the Sub-Adviser since April 2000. Under the supervision of Daniel Chan, a member of the Sub-Adviser's Investment Committee, she is primarily responsible for the day-to-day management of the Fund's investment portfolio.

Ms. Liem, who also serves as Director and Head of Research of UOB Asset Management Ltd. (UOBAM), has over 15 years of investment experience.

Mr. Chan has over 20 years investment experience. He currently serves as Chief Investment Officer and Managing Director of UOBAM. He has been with UOB since 1982 and the Sub-Adviser since its inception in 1998. He is responsible for all aspects of the investment process. He is also the current Chairperson of the Investment Management Association of Singapore.

GALAXY SMALL CAP VALUE FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide long-term capital appreciation.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests mainly in the common stocks of small companies that the Adviser believes are undervalued. Under normal market conditions, the Fund invests at least 65% of its total assets in the common stocks of companies that have market capitalizations of $1.5 billion or less. The Fund invests primarily in the common stock of U.S. issuers, but may invest up to 20% of its assets in foreign equity securities.

In selecting portfolio securities for the Fund, the Adviser looks at the underlying strength of companies, their products, their competitive positions and the quality of their management. It also does research to attempt to identify companies likely to benefit from emerging industry trends and potential market recoveries.

A portfolio security may be sold if the Adviser determines that it is no longer undervalued or if there has been a deterioration in the performance of the security or in the financial condition of the company that issued the security.

THE MAIN RISKS OF INVESTING IN THE FUND

Changes in the U.S. or foreign economies can cause the value of stocks and other investments held by the Fund to fall. Stock prices may decline over short or extended periods. Stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

The value of your investment in the Fund will go up and down with the value of the investments which the Fund holds. The Fund's investments may not perform as well as other investments, even in times of rising markets.

In addition, the Fund carries the following main risks:

- SMALL COMPANIES RISK - Smaller companies tend to have limited resources, product lines and market share. As a result, their share prices tend to fluctuate more than those of larger companies. Their shares may also trade less frequently and in limited volume, making them potentially less liquid. The price of small company stocks might fall regardless of trends in the broader market.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign stocks may be more volatile and less liquid than U.S. stocks.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

[SIDENOTE]

VALUE STOCKS
Value stocks are ones that appear to be underpriced based on measures such as lower price-to-earnings, price-to-book value and price-to-earnings growth ratios.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Prime A Shares of the Fund has varied from year to year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1999       10.71%
2000       16.99%
2001       18.43%

BEST QUARTER 16.48% for the quarter ending June 30, 1999
WORST QUARTER -10.79% for the quarter ending September 30, 2001

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to broad-based market indices. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                         SINCE
                                                    1 YEAR           INCEPTION
------------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                         11.89%             14.79%   (11/1/98)
Primes A Shares After Taxes on Distributions         9.62%             11.02%   (11/1/98)
Prime A Shares After Taxes on Distributions
and Sale of Fund Shares                              8.69%             10.80%   (11/1/98)
Prime B Shares                                      12.46%             15.26%   (11/1/98)
Russell 2000 Index (reflects no deduction
for fees, expenses or taxes)                         2.49%              9.86%   (since 10/31/98)
S&P SmallCap 600 (reflects no deduction
for fees, expenses or taxes)                         6.51%             13.76%   (since 10/31/98)


[SIDENOTE]
The Russell 2000 Index is an unmanaged index that tracks the performance of the 2,000 smallest of the 3,000 largest U.S. companies, based on market capitalization.

The Standard & Poor's SmallCap 600 Composite Index (S&P SmallCap 600) is an unmanaged index that tracks the performance of 600 domestic companies traded on the New York Stock Exchange, the American Stock Exchange and NASDAQ. The S&P SmallCap 600 is heavily weighted with the stocks of companies with small market capitalizations.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                         MAXIMUM SALES CHARGE (LOAD)              MAXIMUM DEFERRED SALES CHARGE (LOAD)
                                  ON PURCHASES SHOWN             SHOWN AS A % OF THE OFFERING PRICE OR
                        AS A % OF THE OFFERING PRICE                     SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------
Prime A Shares                                 5.50%(1)                                         None(2)
Prime B Shares                                  None                                           5.00%(3)

ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                              DISTRIBUTION                                 TOTAL FUND
                        MANAGEMENT            AND SERVICE                  OTHER             OPERATING
                              FEES            (12b-1) FEES              EXPENSES              EXPENSES
------------------------------------------------------------------------------------------------------
Prime A Shares               0.75%                  0.25%(4)               0.27%                 1.27%
Prime B Shares               0.75%                  1.00%(4)               0.40%                 2.15%

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Funds - How sales charges work."
(4) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average daily net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Fund's average daily net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Prime B Shares convert to Prime A Shares after eight years
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                    1 YEAR       3 YEARS      5 YEARS    10 YEARS
-----------------------------------------------------------------
Prime A Shares        $672          $931       $1,209      $2,000
Prime B Shares        $718          $973       $1,354      $2,259

If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:

Prime B Shares        $218          $673       $1,154      $2,259

[SIDENOTE]
PORTFOLIO MANAGER

The Fund's portfolio manager is Peter Larson, a Senior Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Larson has been with the Adviser and its predecessors since 1963 and has managed the Fund, including its predecessor, since it began operations in 1992.

GALAXY HIGH QUALITY BOND FUND

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks a high level of current income consistent with prudent risk of capital.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities, as well as in U.S. and foreign corporate debt obligations such as notes and bonds. The Fund also invests in asset-backed and mortgage-backed securities and in money market instruments, such as commercial paper and obligations of U.S. and foreign banks.

The Fund may from time to time invest in a limited amount of interest rate futures contracts. The Fund will use interest rate futures contracts, which may be considered derivatives, in an effort to manage the impact to the Fund of changes in interest rates.

In selecting portfolio securities for the Fund, the Adviser monitors and evaluates economic trends. It establishes duration targets and ranges of interest rates on bonds of various maturities, and determines the appropriate allocation of the Fund's investments among various market sectors.

Nearly all Fund investments will be of investment grade quality. These are securities which have one of the top four ratings assigned by Standard & Poor's Ratings Group (S&P) or Moody's Investors Service, Inc. (Moody's), or are unrated securities determined by the Adviser to be of comparable quality. Under normal market conditions, the Fund will invest at least 65% of its total assets in high quality securities that have one of the top two ratings assigned by S&P or Moody's, or unrated securities determined by the Adviser to be of comparable quality. High quality securities tend to pay less income than lower-rated securities. Occasionally, the rating of a security held by the Fund may be downgraded to below investment grade. If that happens, the Fund doesn't have to sell the security unless the Adviser determines that under the circumstances the security is no longer an appropriate investment for the Fund. However, the Fund will sell promptly any securities that are not rated investment grade by either S&P or Moody's if the securities exceed 5% of the Fund's net assets.

The Fund's average weighted maturity will vary from time to time depending on current market and economic conditions and the Adviser's assessment of probable changes in interest rates.

The Fund will sell a portfolio security when, as a result of changes in the economy or the performance of the security or other circumstances, the Adviser believes that holding the security is no longer consistent with the Fund's investment objective.

The Fund may trade its investments frequently in trying to achieve its investment goal.

THE MAIN RISKS OF INVESTING IN THE FUND

All mutual funds are affected by changes in the economy and swings in investment markets. These can occur within or outside the U.S. or worldwide, and may affect only particular companies or industries.

In addition, the Fund carries the following main risks:

- INTEREST RATE RISK - The prices of debt securities generally tend to move in the opposite direction to interest rates. When rates are rising, the prices of debt securities tend to fall. When rates are falling, the prices of debt securities tend to rise. Generally, the longer the time until maturity, the more sensitive the price of a debt security is to interest rate changes.

- CREDIT RISK - The value of debt securities also depends on the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Debt securities which have the lowest of the top four ratings assigned by S&P and Moody's are considered to have speculative characteristics. Changes in the economy are more likely to affect the ability of the issuers of these securities to make payments of principal and interest than is the case with higher-rated securities.

- PREPAYMENT/EXTENSION RISK - Changes in interest rates may cause certain debt securities held by the Fund, particularly asset-backed and mortgage-backed securities, to be paid off much sooner or later than expected, which could adversely affect the Fund's value. In the event that a security is paid off sooner than expected because of a decline in interest rates, the Fund may be unable to recoup all of its initial investment and may also suffer from having to reinvest in lower-yielding securities. In the event of a later than expected payment because of a rise in interest rates, the value of the obligation will decrease and the Fund may suffer from the inability to invest in higher-yielding securities.

- FOREIGN INVESTMENTS - Foreign investments may be riskier than U.S. investments because of factors such as foreign government restrictions, changes in currency exchange rates, incomplete financial information about the issuers of securities, and political or economic instability. Foreign securities may be more volatile and less liquid than U.S. securities.

- DERIVATIVES - The Fund may invest in derivatives such as interest rate futures contracts to adjust its exposure to interest rates. There is no guarantee this strategy will always work. Interest rates may move in the direction opposite to that anticipated, in which case the strategy will have the reverse effect. The Fund may increase or lessen its sensitivity to changes in interest rates through this strategy, which will impact return. Due to their structure, a small percentage of Fund assets invested in derivatives can have a disproportionately larger impact on the Fund.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

- FREQUENT TRADING - Frequent trading of investments usually increases the chance that the Fund will pay investors short-term capital gains. These gains are taxable at higher rates than long-term capital gains. Frequent trading could also mean higher transaction costs, which could reduce the Fund's returns.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past, both before and after taxes, doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Prime A Shares of the Fund has varied from year to year. The returns for Prime B Shares were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors pay when buying or selling Prime A Shares of the Fund. If sales charges were included, the returns would be lower.

[CHART]

1999       -4.11%
2000       12.57%
2001        7.30%

BEST QUARTER 4.85% for the quarter ending December 30, 2000
WORST QUARTER -1.79% for the quarter ending June 30, 1999

AVERAGE ANNUAL TOTAL RETURNS

The table shows the Fund's average annual total returns (after taking into account any sales charges) for the periods ended December 31, 2001, as compared to a broad-based market index. After-tax returns are shown for Prime A Shares only. After-tax returns for Prime B Shares will differ. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

                                                                           SINCE
                                                        1 YEAR         INCEPTION
-------------------------------------------------------------------------------------------------
Prime A Shares Before Taxes                             2.23%             3.30%   (11/1/98)
Prime A Shares After Taxes on Distributions             0.14%             1.03%   (11/1/98)
Prime A Shares After Taxes on Distributions
and Sale of Fund Shares                                 1.32%             1.47%   (11/1/98)
Prime B Shares                                          1.52%             3.32%   (11/1/98)
Lehman Brothers Government/Credit Bond Index
(reflects no deduction for fees, expenses or taxes)     8.50%             5.86%  (since 10/31/98)

[SIDENOTE]
The Lehman Brothers Government/ Credit Bond Index is an unmanaged index which tracks the performance of U.S. Government and corporate bonds rated investment grade or better, with maturities of at least one year.

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)

                      MAXIMUM SALES CHARGE (LOAD)              MAXIMUM DEFERRED SALES CHARGE (LOAD)
                               ON PURCHASES SHOWN             SHOWN AS A % OF THE OFFERING PRICE OR
                     AS A % OF THE OFFERING PRICE                     SALE PRICE, WHICHEVER IS LESS
------------------------------------------------------------------------------------------------------
Prime A Shares                             4.75%(1)                                           None(2)
Prime B Shares                               None                                            5.00%(3)


ANNUAL FUND OPERATING EXPENSES (EXPENSES DEDUCTED FROM THE FUND'S ASSETS)

                                              DISTRIBUTION                                 TOTAL FUND
                       MANAGEMENT             AND SERVICE                 OTHER             OPERATING
                             FEES            (12b-1) FEES              EXPENSES              EXPENSES
------------------------------------------------------------------------------------------------------
Prime A Shares             0.75%(4)                0.25%(5)              0.33%(4)              1.33%(4)
Prime B Shares             0.75%(4)                1.00%(5)               0.21%                1.96%(4)

(1) Reduced sales charges may be available. See "How to invest in the Funds - How sales charges work."
(2) Except for investments of $1,000,000 or more. See "How to invest in the Funds - How sales charges work."
(3) This amount applies if you sell your shares in the first year after purchase and gradually declines to 0% in the seventh year after purchase. After eight years, your Prime B Shares will automatically convert to Prime A Shares. See "How to invest in the Funds - How sales charges work."
(4) The Adviser is waiving a portion of the Management fees so that such fees are expected to be 0.53%. The Fund's transfer agent is waiving a portion of its fees (which are included in Other expenses) for Prime A Shares so that Other expenses for Prime A Shares are expected to be 0.32%. Total Fund operating expenses after these waivers are expected to be 1.10% for Prime A Shares and 1.74% for Prime B Shares. These fee waivers may be revised or discontinued at any time.
(5) The Fund may pay Distribution (12b-1) fees up to a maximum of 0.30% of the Fund's average daily net assets attributable to Prime A Shares and Distribution and service (12b-1) fees up to a maximum of 1.25% of the Funds average daily net assets attributable to Prime B Shares (comprised of up to 0.75% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services), but will limit such fees to an aggregate fee of not more than 0.25% and 1.00% for Prime A Shares and Prime B Shares, respectively, during the current fiscal year.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Prime B Shares convert to Prime A Shares after eight years
-    the Fund's operating expenses remain the same.

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

                           1 YEAR           3 YEARS          5 YEARS         10 YEARS
Prime A Shares               $604              $876           $1,169           $2,000
Prime B Shares               $699              $915           $1,257           $2,122


If you hold Prime B Shares, you would pay the following expenses if you didn't sell your shares:

Prime B Shares               $199              $615            $1,057          $2,122

[SIDENOTE]
PORTFOLIO MANAGER

The Fund's portfolio manager is Marie M. Schofield, CFA, a Senior Vice President of the Adviser. She's primarily responsible for the day-to-day management of the Fund's investment portfolio. Ms. Schofield, who has over 20 years of investment experience, has been with the Adviser since 1990 and served as a Vice President and Manager of Fixed Income Investments until February 1999. She has managed the Fund since December 1996.

ADDITIONAL INFORMATION ABOUT RISK

The main risks associated with an investment in each of the Funds have been described above. The following supplements that discussion.

TEMPORARY DEFENSIVE POSITIONS

Each Fund may temporarily hold up to 100% of its total assets in investments that are not part of its principal investment strategy to try to avoid losses during unfavorable market conditions.

The High Quality Bond Fund may hold uninvested cash and invest without limit in money market instruments, including short-term U.S. Government securities.

For the Asset Allocation Fund, Growth and Income Fund, Equity Growth Fund, International Equity Fund, Pan Asia Fund and Small Cap Value Fund, these investments may include cash, money market instruments, debt securities issued or guaranteed by the U.S. Government or its agencies and, in the case of the International Equity and Pan Asia Funds, foreign money market instruments, debt securities of foreign national governments and their agencies, and the securities of U.S. issuers.

This strategy could prevent a Fund from achieving its investment objective and could reduce the Fund's return and affect its performance during a market upswing.


OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Funds - and the risks involved - are described in detail in the Statement of Additional Information (SAI), which is referred to on the back cover of this prospectus.

FUND MANAGEMENT

ADVISER

The Adviser, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, was established in 1984 and has its main office at 100 Federal Street, Boston, Massachusetts 02110. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 2001, the Adviser managed over $166 billion in assets.

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for all purchases and sales of its portfolio securities, and maintains related records.

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.

                                          MANAGEMENT FEE
FUND                                AS A % OF NET ASSETS
--------------------------------------------------------
Galaxy Asset Allocation Fund                       0.75%
Galaxy Growth and Income Fund                      0.75%
Galaxy Equity Growth Fund                          0.74%
Galaxy International Equity Fund                   0.63%
Galaxy Pan Asia                                       0%
Galaxy Small Cap Value Fund                        0.75%
Galaxy High Quality Bond Fund                      0.54%

SUB-ADVISERS
The Adviser has delegated some of its advisory responsibilities with respect to the Galaxy International Equity Fund to Oechsle International Advisors, LLC (Oechsle) as sub-adviser. Oechsle determines which securities will be purchased, retained or sold for the Fund, places orders for the Fund and provides the Adviser with information on international investment and economic developments. The Adviser assists and consults with Oechsle as to the Fund's investment program, approves the list of foreign countries recommended by Oechsle for investment and manages the Fund's daily cash position. Oechsle's fees are paid by the Adviser.

Oechsle has its main office at One International Place, Boston, Massachusetts 02210. Oechsle is the successor to Oechsle International Advisors, L.P., an international investment firm founded in 1986. At December 31, 2001, Oechsle had discretionary management authority over approximately $14 billion in assets. The Adviser's parent company, FleetBoston Financial Corporation, owns an interest in Oechsle.

The Adviser has delegated some of its advisory responsibilities with respect to the Pan Asia Fund to UOB Global Capital LLC (UOBGC) as sub-adviser. UOBGC determines which securities will be purchased, retained or sold for the Fund, places orders for the Fund and provides the Adviser with information on Asian investment and economic developments. The Adviser assists and consults with UOBGC as to the Fund's investment program, reviews sector and country allocations as determined by UOBGC for investment and manages the Fund's daily cash position. UOBGC's fees are paid by the Adviser.

UOBGC is located at 592 Fifth Avenue, Suite 602, New York, New York 10036. UOBGC has entered into an arrangement with its affiliate, UOB Asset Management Ltd. (UOBAM), pursuant to which UOBAM has agreed to provide appropriate resources, including investment, operations and compliance personnel, to UOBGC. UOBAM is located at UOB Plaza 2, 80 Raffles Place, #03-00, Singapore 048624. At December 31, 2001, together with its affiliates, UOBGC had discretionary management authority over approximately $2.3 billion in assets.

ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser and sub-advisers may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or a sub-adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser and sub-advisers will allocate orders to such institutions only if they believe that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

HOW TO INVEST IN THE FUNDS
HOW SALES CHARGES WORK

You will normally pay a sales charge to invest in the Funds. If you buy Prime A Shares, you'll usually pay a sales charge (sometimes called a front-end load) at the time you buy your shares. If you buy Prime B Shares, you may have to pay a contingent deferred sales charge (sometimes called a back-end load or CDSC) when you sell your shares. This section explains these two options.

PRIME A SHARES

The tables below show the sales charge you'll pay if you buy Prime A Shares of the Funds. The offering price is the NAV of the shares purchased, plus any applicable sales charge.

ASSET ALLOCATION FUND, GROWTH AND INCOME FUND, EQUITY GROWTH FUND, INTERNATIONAL EQUITY FUND, PAN ASIA FUND AND SMALL CAP VALUE FUND

                                   TOTAL SALES CHARGE
                         -------------------------------
                                  AS A % OF   AS A % OF
AMOUNT OF                THE OFFERING PRICE        YOUR
YOUR INVESTMENT                   PER SHARE  INVESTMENT
--------------------------------------------------------
Less than $50,000                     5.50%        5.82%
$50,000 but less
    than $100,000                     4.50%        4.71%
$100,000 but less
    than $250,000                     3.50%        3.63%
$250,000 but less
    than $500,000                     2.50%        2.56%
$500,000 but less
    than $1,000,000                   2.00%        2.04%
$1,000,000 and over                  0.00%(1)     0.00%(1)


HIGH QUALITY BOND FUND

                                  TOTAL SALES CHARGE
                         ------------------------------
                                  AS A % OF   AS A % OF
AMOUNT OF                THE OFFERING PRICE        YOUR
YOUR INVESTMENT                   PER SHARE  INVESTMENT
-------------------------------------------------------
Less than $50,000                     4.75%        4.99%
$50,000 but less
    than $100,000                     4.50%        4.71%
$100,000 but less
    than $250,000                     3.50%        3.63%
$250,000 but less
    than $500,000                     2.50%        2.56%
$500,000 but less
    than $1,000,000                   2.00%        2.04%
$1,000,000 and over                   0.00%(1)     0.00%(1)

(1) There is no front-end sales charge on investments in Prime A Shares of $1,000,000 or more. However, if you sell the shares within one year after buying them, you'll pay a CDSC of 1% of the offering price or 1% of the net asset value of your shares, whichever is less, unless the shares were sold because of the death or disability of the shareholder.


     Galaxy's distributor may from time to time implement programs under which a broker-dealer's sales force may be eligible to win nominal awards for certain sales efforts. If any such program is made available to any broker-dealer, it will be made available to all broker-dealers on the same terms. Payments made under such programs are made by Galaxy's distributor out of its own assets and not out of the assets of the Funds. These programs will not change the price of Prime A Shares or the amount that the Funds will receive from such sales.

[SIDENOTE]

NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Prime A Shares or Prime B Shares, minus the value of the Fund's liabilities attributable to Prime A Shares or Prime B Shares, divided by the number of Prime A Shares or Prime B Shares held by investors.

There's no sales charge when you buy Prime A Shares if:

-    You buy shares by reinvesting your dividends and distributions.
- You buy shares with money from Prime A Shares of another Galaxy Fund on which you've already paid a sales charge (as long as you buy the new shares within 90 days after selling your other shares).
- You're an investment professional who places trades for your clients and charges them a fee.
-    You were a Galaxy shareholder before December 1, 1995.

PRIME B SHARES

If you buy Prime B Shares of the Funds, you won't pay a CDSC unless you sell your shares within six years of buying them. The following table shows the schedule of CDSC charges:

IF YOU SELL YOUR SHARES             YOU'LL PAY A CDSC OF
--------------------------------------------------------
During the first year                              5.00%
During the second year                             4.00%
During the third year                              3.00%
During the fourth year                             3.00%
During the fifth year                              2.00%
During the sixth year                              1.00%
After the sixth year                                None

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Prime B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, Galaxy will first sell any shares in your account that are not subject to a CDSC. Galaxy will then sell those shares that have the lowest CDSC. There is no CDSC on Prime B Shares that you acquire by reinvesting your dividends and distributions.

In addition, there's no CDSC when Prime B Shares are sold because of the death or disability of a shareholder and in certain other circumstances such as exchanges. Ask your broker-dealer, or consult the SAI, for other instances in which the CDSC is waived.


DISTRIBUTION AND SHAREHOLDER SERVICE FEES

Prime A Shares of the Funds can pay distribution fees at an annual rate of up to 0.30% of each Fund's Prime A Share assets. The Funds do not intend to pay more than 0.25% in distribution fees with respect to Prime A Shares during the current fiscal year.

Prime B Shares of the Funds can pay distribution and shareholder service (12b-1) fees at an annual rate of up to 1.25% of each Fund's Prime B Share assets. The Funds do not intend to pay more than 1.00% in distribution and shareholder service (12b-1) fees during the current fiscal year.

Galaxy has adopted separate plans under Rule 12b-1 that allow each Fund to pay fees from its Prime A Share assets for selling and

[SIDENOTE]
SALES CHARGE WAIVERS

Ask your broker-dealer, or consult the SAI, for other instances in which the sales load on Prime A Shares is waived. When you buy your shares, you must tell your broker-dealer that you qualify for a sales load waiver.

distributing Prime A Shares and from its Prime B Share assets for selling and distributing Prime B Shares and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than paying other sales charges.

CONVERTING PRIME B SHARES TO PRIME A SHARES

Eight years after you buy Prime B Shares of a Fund, they will automatically convert to Prime A Shares of the Fund. This allows you to benefit from the lower annual expenses of Prime A Shares.

CHOOSING BETWEEN PRIME A SHARES AND PRIME B SHARES

Prime B Shares are subject to higher fees than Prime A Shares. For this reason, Prime A Shares can be expected to pay higher dividends than Prime B Shares. However, because Prime A Shares are subject to an initial sales charge which is deducted at the time you purchase Prime A Shares (unless you qualify for a sales load waiver), you will have less of your purchase price invested in a particular Fund if you purchase Prime A Shares than if you purchase Prime B Shares of the Fund.

In deciding whether to buy Prime A Shares or Prime B Shares, you should consider how long you plan to hold the shares. Over time, the higher fees on Prime B Shares may equal or exceed the initial sales charge and fees for Prime A Shares. Prime A Shares may be a better choice if you qualify to have the sales charge reduced or eliminated or if you plan to sell your shares within one or two years.

Consult your broker-dealer for help in choosing the appropriate share class.

BUYING, SELLING AND EXCHANGING SHARES

You can buy and sell Prime A Shares and Prime B Shares of the Funds on any day that the Funds are open for business. With respect to the Asset Allocation Fund, Growth and Income Fund, Equity Growth Fund, International Equity Fund, Pan Asia Fund and Small Cap Value Fund, a business day is any day that the New York Stock Exchange is open. With respect to the High Quality Bond Fund, a business day is any day that the New York Stock Exchange, the Federal Reserve Bank of New York, and the principal bond markets (as recommended by the Bond Market Association) are open. These entities are generally open every Monday through Friday, except national holidays.

Prime A Shares and Prime B Shares have different prices. The price at

[SIDENOTE]

MINIMUM INVESTMENT AMOUNTS
The minimum initial investment to open a Fund account is $2,500. You generally can make additional investments for as little as $100.

Usually, you must keep at least $250 in your account. If your account falls below $250 because you sell or exchange shares, Galaxy may redeem your shares and close your account. Galaxy will give you 60 days' notice in writing before closing your account.

which you buy shares is the NAV next determined after your order is accepted, plus any applicable sales charge. The price at which you sell shares is the NAV next determined after receipt of your order in proper form as described below, less any applicable CDSC. NAV is determined on each business day at the close of regular trading on the New York Stock Exchange that day (usually 4:00 p.m. Eastern time). If market prices are readily available for securities owned by the Funds, they're valued at those prices. If market prices are not readily available for some securities, they are valued at fair value under the supervision of Galaxy's Board of Trustees.

Sometimes, the price of a security trading on a foreign stock exchange may be affected by events that happen after that exchange closes. If this happens, the fair value of the security may be determined using other factors and may not reflect the security's last quoted price. In addition, foreign securities may trade on days when shares of the Funds are not priced. As a result, the net asset value per share of a Fund holding these securities may change on days when you won't be able to buy or sell Fund shares.

HOW TO BUY SHARES

You can buy shares through your broker-dealer. Your broker-dealer is responsible for sending your order to Galaxy's distributor and wiring the money to Galaxy's custodian. Your broker-dealer will usually hold your shares of record in its name and receive all confirmations of purchases and sales. Your ownership of the shares will be recorded by your broker-dealer and reflected in the account statements provided to you. For details, please contact your broker-dealer. A broker-dealer who places orders on your behalf may charge you a separate fee for its services.

DISCOUNT PLANS

You may have the sales charges on purchases of Prime A Shares reduced or waived completely through the discount plans described below:

- RIGHTS OF ACCUMULATION - You can add the value of the Prime A Shares that you already own in any Galaxy Fund that charges a sales load to your next investment in Prime A Shares for purposes of calculating the sales charge.

- LETTER OF INTENT - You can purchase Prime A Shares of any Galaxy Fund that charges a sales load over a 13-month period and receive the same sales charge as if all of the shares had been purchased at the same time. To participate, complete the Letter of Intent section on the account application. Galaxy's administrator will hold in escrow

[SIDENOTE]

DISCOUNT PLANS
You must tell your broker-dealer when you buy your shares that you want to take advantage of any of these discount plans. See the SAI for additional requirements that may apply.

     Prime A Shares equal to 5% of the amount you indicated in the Letter of Intent for payment of a higher sales charge if you don't purchase the full amount indicated in the Letter of Intent. See the SAI for more information on this escrow feature.

- REINVESTMENT PRIVILEGE - You can reinvest some or all of the money that you receive when you sell Prime A Shares of the Funds in Prime A Shares of any Galaxy Fund that offers Prime A Shares within 90 days without paying a sales charge.

HOW TO SELL SHARES

You can sell your shares through your broker-dealer. The broker-dealer is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge a fee for wiring sale proceeds to your broker-dealer, but your broker-dealer may charge you a fee. Please contact your broker-dealer for information on how to sell your shares.


HOW TO EXCHANGE SHARES

You may exchange Prime A Shares of a Fund having a value of at least $100 for Prime A Shares of any other Galaxy Fund that offers Prime A Shares. You won't pay a sales charge for exchanging your Prime A Shares.

You may exchange Prime B Shares of a Fund for Prime B Shares of any other Galaxy Fund that offers Prime B Shares. You won't pay a CDSC when you exchange your Prime B Shares. However, when you sell the Prime B Shares you acquired in the exchange, you'll pay a contingent deferred sales charge based on the date you bought the Prime B Shares which you exchanged.

Galaxy doesn't charge any fee for making exchanges but your broker-dealer might do so. You are generally limited to three exchanges per year. Galaxy may change or cancel the exchange privilege with 60 days' advance notice to shareholders.

To exchange shares, contact your broker-dealer.

OTHER SHAREHOLDER SERVICES

Your broker-dealer may offer other shareholder services to its customers. For example, broker-dealers may offer participation in an automatic investment program that allows investors to systematically purchase shares of the Funds on a periodic basis from a designated account. Broker-dealers may also offer a systematic withdrawal plan which permits investors automatically to sell shares on a regular basis. Please contact your broker-dealer for details on these and any other shareholder services that may be available.


OTHER TRANSACTION POLICIES

If Galaxy doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy won't accept your order. Galaxy will advise your broker-dealer if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy may reject any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to your broker-dealer within three business days but Galaxy reserves the right to send sales proceeds within seven business days if sending proceeds earlier could adversely affect a Fund.

Galaxy reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES


DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS

Each of the Galaxy Asset Allocation Fund, Galaxy Growth and Income Fund, Galaxy Equity Growth Fund and Galaxy Small Cap Value Fund pays any dividends from net investment income each quarter. The Galaxy International Equity Fund and Galaxy Pan Asia Fund pay any dividends from net investment income annually. The Galaxy High Quality Bond Fund declares any dividends from net investment income daily and pays them monthly. Each Fund pays any net capital gains at least once a year. Except for the Galaxy High Quality Bond Fund, it is expected that the Funds' annual distributions will normally - but not always - consist primarily of capital gains rather than ordinary income. Dividends and distributions are paid in cash unless you indicate in the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). You will be subject to federal income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Other Fund distributions will generally be taxable as ordinary income. You will be notified annually of the tax status of distributions to you.

You should note that if you purchase shares just prior to a capital gain distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Generally, this gain or loss will be long-term or short-term depending on whether your holding period for the shares exceeds 12 months except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares.

Any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

It is expected that each of the Galaxy International Equity Fund and Galaxy Pan Asia Fund will be subject to foreign withholding taxes with respect to dividends and interest received from sources in foreign countries. Each of these Funds may make an election to treat a proportionate amount of such taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit such proportionate amount of taxes against U.S. federal income tax liability or (2) to take such amount as an itemized deduction.

STATE AND LOCAL TAXES

Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities.

MISCELLANEOUS

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

FINANCIAL HIGHLIGHTS

The financial highlights tables on the following pages will help you understand financial performance for the Funds' Prime A Shares and Prime B Shares for the period since Prime A Shares and Prime B Shares were first offered (or, with respect to the Pan Asia Fund, the period since the Fund began operations). Certain information reflects the financial performance of a single Prime A Share or Prime B Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Prime A Shares and Prime B Shares of each Fund, assuming all dividends and distributions were reinvested. The information has been audited by Ernst & Young LLP, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report dated October 31, 2001 and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request.

GALAXY ASSET ALLOCATION FUND

(For a share outstanding throughout each period)

                                                                              YEARS ENDED OCTOBER 31,
                                                 -----------------------------------------------------------------------------
                                                        2001                          2000                    1999
                                                 -------------------------    -----------------------    ---------------------
                                                 PRIME A          PRIME B        PRIME A      PRIME B      PRIME A     PRIME B
                                                 SHARES            SHARES        SHARES       SHARES      SHARES(1)    SHARES(1)
-------------------------------------------    ----------    -----------    ------------  ---------    ---------- ----------
Net asset value, beginning of period             $ 18.77           18.75      $   17.73     $  17.71     $ 16.95    $  16.95
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income(2)                        0.34(4)         0.22(4)        0.39(4)      0.26(4)     0.44        0.29
    Net realized and unrealized gain (loss)
    on investments                                 (3.06)          (3.06)          1.36         1.35        1.17        1.19
-------------------------------------------    ----------    -----------    ------------   ---------   ---------  ----------
Total from investment operations                   (2.72)          (2.84)          1.75         1.61        1.61        1.48
LESS DISTRIBUTIONS:
    Dividends from net investment income           (0.36)          (0.24)         (0.40)       (0.26)      (0.40)      (0.29)
    Distributions from net realized
    capital gains                                  (0.74)          (0.74)         (0.31)       (0.31)      (0.43)      (0.43)
-------------------------------------------    ----------    -----------    ------------   ---------   ---------  ----------
Total distributions                                (1.10)          (0.98)         (0.71)       (0.57)      (0.83)      (0.72)
Net increase (decrease) in net asset value         (3.82)          (3.82)          1.04         1.04        0.78        0.76
Net asset value, end of period                   $ 14.95     $     14.93      $   18.77     $  18.75     $ 17.73    $  17.71
===========================================    ==========    ===========    ============   =========   =========  ==========
Total return(3)                                   (15.08)%        (15.68)%        10.15%        9.29%       9.72%       8.91%
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)          $    60     $       389      $     186     $    526     $   238    $    519
RATIOS TO AVERAGE NET ASSETS:
    Net investment income including
    reimbursement/waiver                            2.07%           1.34%          2.15%        1.41%       2.27%       1.53%
    Operating expenses including
    reimbursement/waiver                            1.26%           1.99%          1.15%        1.89%       1.16%       1.90%
    Operating expenses excluding
    reimbursement/waiver                            1.38%           2.03%          1.30%        2.06%       1.29%       2.08%
Portfolio turnover rate                               65%             65%            59%          59%        135%        135%

(1)  The Fund began issuing Prime A Shares and Prime B Shares on November 1,
     1998.
(2) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the years ended October 31, 2001, 2000 and 1999 were $0.33(4), $0.37(4) and $0.41, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the years ended October 31, 2001, 2000 and 1999 were $0.22(4), $0.23(4) and $0.26, respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares and Prime B Shares.
(4) The selected per share data was calculated using the weighted average shares outstanding method for the period.

GALAXY GROWTH AND INCOME FUND

(For a share outstanding throughout each period)

                                                                                 YEARS ENDED OCTOBER 31,
                                                ---------------------------------------------------------------------------------
                                                          2001                          2000                           1999
                                                --------------------------  ---------------------------   ---------------------
                                                  PRIME A      PRIME B          PRIME A     PRIME B        PRIME A      PRIME B
                                                   SHARES       SHARES           SHARES      SHARES        SHARES(1)    SHARES(1)
---------------------------------------------  ------------   -----------  --------------- -----------   ----------    -------
Net asset value, beginning of period               $16.41         $16.32           $16.00      $15.97         $14.88     $14.88
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income (loss)(2)                  0.02          (0.07)            0.04       (0.07)          0.11(4)   (0.01)(4)
    Net realized and unrealized gain (loss)
    on investments                                  (2.38)         (2.38)            1.34        1.33           2.03       2.03
---------------------------------------------  ----------    -----------     ------------   ---------     ---------- ----------
Total from investment operations                    (2.36)         (2.45)            1.38        1.26           2.14       2.02
LESS DISTRIBUTIONS:
    Dividends from net investment income            (0.03)             -            (0.06)          -          (0.11)     (0.02)
    Dividends in excess of net investment
    income                                             - (5)           -                -           -              -          -
    Distributions from net realized
    capital gains                                   (1.28)         (1.28)           (0.91)      (0.91)         (0.91)     (0.91)
---------------------------------------------  ----------    -----------     ------------   ---------     ---------- ----------
Total distributions                                 (1.31)         (1.28)           (0.97)      (0.91)         (1.02)     (0.93)
Net increase (decrease) in net asset value          (3.67)         (3.73)            0.41        0.35           1.12       1.09
Net asset value, end of period                     $12.74         $12.59           $16.41      $16.32         $16.00     $15.97
=============================================  ==========    ===========     ============   =========     ========== ===========
Total return(3)                                    (15.34)%       (15.95)%           9.27%       8.38%         14.81%     13.98%
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)            $   60         $  109           $  156      $  129         $  150     $  129
RATIOS TO AVERAGE NET ASSETS:
    Net investment income including
    reimbursement/waiver                             0.22%         (0.55)%           0.30%      (0.45)%         0.66%     (0.09)%
    Operating expenses including
    reimbursement/waiver                             1.19%          1.96%            1.14%       1.89%          1.15%      1.90%
    Operating expenses excluding
    reimbursement/waiver                             1.22%          2.00%            1.24%       2.07%          1.30%      2.17%
Portfolio turnover rate                                19%            19%              42%         42%            20%        20%

(1)  The Fund began issuing Prime A Shares and Prime B Shares on November 1,
     1998.
(2) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the years ended October 31, 2001, 2000 and 1999 were $0.02, $0.03 and $0.09(4), respectively. Net investment (loss) per share before reimbursement/waiver of fees by the Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the years ended October 31, 2001, 2000 and 1999 were $(0.07), $(0.10) and $(0.05)(4), respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares and Prime B Shares.
(4) The selected per share data was calculated using the weighted average shares outstanding method for the period.
(5) Net investment income per share and dividends in excess of net investment income per share were less than $0.005.

GALAXY EQUITY GROWTH FUND

(For a share outstanding throughout each period)

                                                                           YEARS ENDED OCTOBER 31,
                                              ---------------------------------------------------------------------------
                                                       2001                      2000                       1999
                                              ----------------------  --------------------------  -----------------------
                                               PRIME A       PRIME B     PRIME A      PRIME B      PRIME A       PRIME B
                                                SHARES       SHARES      SHARES       SHARES       SHARES(1)     SHARES(1)
-------------------------------------------   ----------- ----------  ------------- ------------  ----------- -----------
Net asset value, beginning of period          $    32.31  $    31.94  $    28.95    $    28.84    $    24.49  $    24.49
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income (loss)(2)                (0.02)      (0.19)      (0.05)(4)     (0.29)(4)     (0.01)      (0.10)
    Net realized and unrealized gain (loss)
    on investments                                 (8.92)      (8.80)       5.13          5.11          6.37        6.35
-------------------------------------------  -----------  ----------  ----------    ----------       -------     -------
Total from investment operations                   (8.94)      (8.99)       5.08          4.82          6.36        6.25
LESS DISTRIBUTIONS:
    Dividends from net realized
    capital gains                                  (3.63)      (3.63)      (1.72)        (1.72)        (1.90)      (1.90)
-------------------------------------------  -----------  ----------  ----------    ----------       -------     -------
Total distributions                                (3.63)      (3.63)      (1.72)        (1.72)        (1.90)      (1.90)
Net increase (decrease) in net asset value        (12.57)     (12.62)       3.36          3.10          4.46        4.35
Net asset value, end of period                $    19.74  $    19.32  $    32.31    $    31.94    $    28.95  $    28.84
===========================================  ===========  ==========  ==========    ==========       =======     =======
Total return(3)                                   (30.43)%    (31.00)%     18.36%        17.48%        27.30%      26.79%
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)       $      671  $      309  $      142    $      450    $      107  $      246
RATIOS TO AVERAGE NET ASSETS:
    Net investment income (loss)
    including reimbursement/waiver                 (0.10)%     (0.92)%     (0.17)%       (0.92)%       (0.05)%     (0.78)%
    Operating expenses including
    reimbursement/waiver                            1.13%       1.95%       1.12%         1.87%         1.14%       1.87%
    Operating expenses excluding
    reimbursement/waiver                            1.16%       1.98%       1.23%         2.02%         1.28%       2.19%
Portfolio turnover rate                               48%         48%         54%           54%           53%         53%

(1)  The Fund began issuing Prime A Shares and Prime B Shares on November 1,
     1998.
(2) Net investment (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the years ended October 31, 2001, 2000 and 1999 were $(0.03), $(0.09)(4) and $(0.04), respectively. Net investment (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the years ended October 31, 2001, 2000 and 1999 were $(0.20), $(0.34)(4) and $(0.14), respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares and Prime B Shares.
(4) The selected per share data was calculated using the weighted average shares outstanding method for the year.

GALAXY INTERNATIONAL EQUITY FUND

(For a share outstanding throughout each period)

                                                                       YEARS ENDED OCTOBER 31,
                                              ---------------------------------------------------------------------------
                                                         2001                 2000                        1999
                                              ----------------------  --------------------------  -----------------------
                                                PRIME A     PRIME B    PRIME A      PRIME B       PRIME A      PRIME B
                                                SHARES      SHARES     SHARES       SHARES        SHARES(1)    SHARES(1)
-----------------------------------------     ---------- -----------  ----------- --------------  ---------- ------------
Net asset value, beginning of period          $   19.53  $    19.37  $   20.98    $    20.85    $   16.85     $    16.85
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income (loss)(2)               (0.02)      (0.08)      0.46(4)       0.29(4)      0.06(4)       (0.08)(4)
    Net realized and unrealized gain (loss)
     on investments                               (5.73)      (5.71)     (0.60)        (0.58)        4.79           4.78
----------------------------------------     ----------   ---------    -------     ---------     --------      ---------
Total from investment operations                  (5.75)      (5.79)     (0.14)        (0.29)        4.85           4.70
LESS DISTRIBUTIONS:
    Dividends from net investment income          (0.31)      (0.19)     (0.12)           --        (0.15)         (0.13)
    Dividends from net realized
    capital gains                                 (2.28)      (2.28)     (1.19)        (1.19)       (0.57)         (0.57)
----------------------------------------     ----------   ---------    -------     ---------     --------      ---------
Total distributions                               (2.59)      (2.47)     (1.31)        (1.19)       (0.72)         (0.70)
Net increase (decrease) in net asset value        (8.34)      (8.26)     (1.45)        (1.48)        4.13           4.00
Net asset value, end of period                $   11.19  $    11.11  $   19.53    $    19.37    $   20.98      $   20.85
========================================     ==========   =========    =======     =========     ========      =========
Total return(3)                                  (33.38)%    (33.72)%    (1.34)%       (2.02)%      29.73%         28.74%
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)          $    9     $   280     $   14       $   483       $   12        $   458
RATIOS TO AVERAGE NET ASSETS:
    Net investment income (loss)
    including reimbursement/waiver                 0.01%      (0.46)%     2.06%         1.33%        0.34%         (0.38)%
    Operating expenses including
    reimbursement/waiver                           1.44%       1.91%      1.10%         1.83%        1.17%          1.89%
    Operating expenses excluding
    reimbursement/waiver                           1.77%       2.19%      1.99%         2.17%        2.03%          2.27%
Portfolio turnover rate                              60%         60%        50%           50%          45%            45%

(1)  The Fund began issuing Prime A Shares and Prime B Shares on
     November 1, 1998.
(2) Net investment income (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the years ended October 31, 2001, 2000 and 1999 were $0.41, $0.26(4) and $(0.09)(4), respectively. Net investment income (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the years ended October 31, 2001, 2000 and 1999 were $(0.13), $0.22(4) and
     $(0.16)(4), respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares and Prime B Shares.
(4) The selected per share data was calculated using the weighted average shares outstanding method for the year.

GALAXY PAN ASIA FUND

(For a share outstanding throughout each period)

                                                              YEAR ENDED OCTOBER 31,   PERIOD ENDED OCTOBER 31,
                                                             -----------------------------------------------------
                                                                       2001                         2000
                                                             ------------------------     ------------------------
                                                               PRIME A        PRIME B      PRIME A       PRIME B
                                                                SHARES        SHARES       SHARES(1)     SHARES(1)
---------------------------------------------------          -----------   ----------     ----------    ----------
Net asset value, beginning of period                         $     9.45     $     9.44     $   9.60      $   9.60
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income (loss)(2)                               (0.02)         (0.08)        0.01(4)       0.01(4)
    Net realized and unrealized (loss) on investments             (2.99)         (2.99)       (0.16)        (0.17)
---------------------------------------------------         -----------     ----------   ----------    ----------
Total from investment operations                                  (3.01)         (3.07)       (0.15)        (0.16)
LESS DISTRIBUTIONS:
    Dividends from net realized capital gains                     (0.10)         (0.10)           -             -
    Dividends in excess of net realized capital gains                 -(5)           -(5)         -             -
---------------------------------------------------         -----------     ----------   ----------    ----------
Total distributions                                               (0.10)         (0.10)           -             -
Net (decrease) in net asset value                                 (3.11)         (3.17)       (0.15)        (0.16)
Net asset value, end of period                               $     6.34     $     6.27     $   9.45      $   9.44
===================================================         ===========     ==========   ==========    ==========
Total return(3)                                                  (32.09)%       (32.76)%      (1.67)%(6)    (1.77)%(6)
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)                      $     2        $     2        $      2      $      2
RATIOS TO AVERAGE NET ASSETS:
    Net investment income (loss) including
    reimbursement/waiver                                          (0.27)%        (0.99)%       1.23%(7)      0.41%(7)
    Operating expenses including
    reimbursement/waiver                                           1.95%          2.67%        1.95%(7)      2.67%(7)
    Operating expenses excluding
    reimbursement/waiver                                          15.06%         15.82%       44.37%(7)     45.11%(7)
Portfolio turnover rate                                             155%           155%          32%(6)        32%(6)

(1) The Fund began offering Prime A Shares and Prime B Shares on September 22, 2000.
(2) Net investment (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the year ended October 31, 2001 and the period ended October 31, 2000 were $(0.99) and $(0.39)(4), respectively. Net investment (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the year ended October 31, 2001 and the period ended October 31, 2000 were $(1.13) and $(0.40)(4), respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares or Prime B Shares.
(4) The selected per share data was calculated using the weighted average shares outstanding method for the period.
(5) Dividends in excess of net realized capital gains per share were less than $0.005
(6)  Not Annualized.
(7)  Annualized.

GALAXY SMALL CAP VALUE FUND

(For a share outstanding throughout each period)

                                                                         YEARS ENDED OCTOBER 31,
                                             ----------------------------------------------------------------------------
                                                    2001                        2000                      1999
                                             ---------------------    -------------------------    ----------------------
                                             PRIME A      PRIME B      PRIME A        PRIME B       PRIME A     PRIME B
                                             SHARES       SHARES       SHARES         SHARES        SHARES(1)   SHARES(1)
--------------------------------------      ---------  ----------    ------------  -----------    ---------- -----------
Net asset value, beginning of period      $    14.33    $    14.19    $    13.04    $    12.98    $    13.59  $    13.59
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income (loss)(2)             0.02(4)      (0.10)(4)      0.05(4)      (0.05)(4)      0.03       (0.05)
    Net realized and unrealized
    gain on investments                         1.61          1.60          2.64          2.62          0.73        0.71
--------------------------------------       ---------    ----------    ------------  -----------    ---------- ---------
Total from investment operations                1.63          1.50          2.69          2.57          0.76        0.66
LESS DISTRIBUTIONS:
    Dividends from net investment
    income                                     (0.04)            -         (0.04)            -         (0.04)          -
    Dividends from net
    realized capital gains                     (1.87)        (1.87)        (1.36)        (1.36)        (1.27)      (1.27)
--------------------------------------       ---------    ----------    ------------  -----------    ---------- ---------
Total distributions                            (1.91)        (1.87)        (1.40)        (1.36)        (1.31)      (1.27)
Net increase (decrease) in net
asset value                                    (0.28)        (0.37)         1.29          1.21         (0.55)      (0.61)
Net asset value, end of period            $    14.05    $    13.82    $    14.33    $    14.19    $    13.04  $    12.98
======================================       =========    ==========    ============  ===========    ========== =========
Total return(3)                                12.87%        11.91%        22.26%        21.46%         5.80%       4.96%
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)   $      168    $      198    $      189    $      170    $      175  $      190
RATIOS TO AVERAGE NET ASSETS:
    Net investment income (loss)
    including reimbursement/waiver              0.17%        (0.68)%        0.36%        (0.41)%        0.26%      (0.49)%
    Operating expenses including
    reimbursement/waiver                        1.23%         2.08%         1.16%         1.93%         1.18%       1.93%
    Operating expenses excluding
    reimbursement/waiver                        1.27%         2.15%         1.32%         2.46%         1.40%       2.49%
Portfolio turnover rate                           46%           46%           43%           43%           42%         42%

(1)  The Fund began issuing Prime A Shares and Prime B Shares on November 1,
     1998.
(2) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the years ended October 31, 2001, 2000 and 1999 were $0.02(4), $0.03(4) and $0.00, respectively. Net investment (loss) per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the years ended October 31, 2001, 2000 and 1999 were $(0.11)(4), $(0.13)(4) and $(0.10), respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares and Prime B Shares.
(4) The selected per share data was calculated using the weighted average shares outstanding method for the periods indicated.

GALAXY HIGH QUALITY BOND FUND

(For a share outstanding throughout each period)

                                                                   YEARS ENDED OCTOBER 31,
                                          -----------------------------------------------------------------------
                                                   2001                     2000                 1999
                                          ---------------------   ----------------------   ----------------------
                                           PRIME A      PRIME B     PRIME A     PRIME B     PRIME A     PRIME B
                                           SHARES       SHARES      SHARES      SHARES      SHARES(1)   SHARES(1)
--------------------------------------    ----------  ----------  ----------  ----------  ----------- -----------
Net asset value, beginning of period      $    10.35  $    10.35  $    10.25  $    10.24  $    11.20  $    11.20
INCOME FROM INVESTMENT OPERATIONS:
    Net investment income(2)                    0.57        0.49        0.57        0.51        0.60        0.49
    Net realized and unrealized
    gain (loss) on investments                  0.89        0.89        0.12        0.12       (0.89)      (0.87)
--------------------------------------    ----------  ----------  ----------  ----------  ----------- -----------
Total from investment operations                1.46        1.38        0.69        0.63       (0.29)      (0.38)
LESS DISTRIBUTIONS:
    Dividends from net investment
    income                                     (0.58)      (0.50)      (0.59)      (0.52)      (0.57)      (0.49)
    Dividends from net
    realized capital gains                         -           -           -           -       (0.09)      (0.09)
--------------------------------------    ----------  ----------  ----------  ----------  ----------- -----------
Total distributions                            (0.58)      (0.50)      (0.59)      (0.52)      (0.66)      (0.58)
Net increase (decrease) in net
asset value                                     0.88        0.88        0.10        0.11       (0.95)      (0.96)
Net asset value, end of period            $    11.23  $    11.23  $    10.35  $    10.35  $    10.25  $    10.24
======================================    ==========  ==========  ==========  ==========  =========== ===========
Total return(3)                                14.48%      13.65%       7.00%       6.41%      (2.68)%     (3.46)%
RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (in 000s)   $       38  $      290  $       34  $      262  $       16  $      323
RATIOS TO AVERAGE NET ASSETS:
    Net investment income
    including reimbursement/waiver              5.33%       4.60%       5.74%       5.07%       5.35%       4.60%
    Operating expenses including
    reimbursement/waiver                        0.95%       1.68%       1.05%       1.71%       0.96%       1.71%
    Operating expenses excluding
    reimbursement/waiver                        1.33%       1.96%       1.52%       2.00%       1.52%       2.07%
Portfolio turnover rate                          131%        131%        104%        104%        226%        226%

(1)  The Fund began offering Prime A Shares and Prime B Shares on November 1,
     1998.
(2) Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime A Shares for the years ended October 31, 2001, 2000 and 1999 were $0.53, $0.52 and $0.54, respectively. Net investment income per share before reimbursement/waiver of fees by the Investment Advisor and/or its affiliates and/or the Administrator for Prime B Shares for the years ended October 31, 2001, 2000 and 1999 were $0.46, $0.48 and $0.45, respectively.
(3) Calculation does not include the effect of any sales charges for Prime A Shares and Prime B Shares.

                       This page intentionally left blank

WHERE TO FIND MORE INFORMATION

You'll find more information about the Funds in the following documents:


ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.


STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by contacting your broker-dealer or by calling Galaxy at 1-877-289-4252 or by writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090

Reports and other information about the funds are also available on the EDGAR Database on the SEC's Web site at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request, to the SEC's e-mail address at publicinfo@sec.gov.


Galaxy's Investment Company Act File No.
is 811-4636.